CCC Intelligent Solutions Holdings Inc. Announces Second Quarter Fiscal Year 2022 Financial Results and Raises 2022 Guidance

08/04/2022

CHICAGO – CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) (NYSE: CCCS), a leading SaaS platform for the P&C insurance economy, today announced its financial results for the three months ended June 30, 2022, and raised revenue and adjusted EBITDA guidance for fiscal year 2022.

“CCC delivered strong second quarter results, highlighted by 16% revenue growth and 22% adjusted EBITDA growth. Our performance reflects the durability of CCC’s business model and end markets as we help our customers become more operationally efficient through our AI-based solutions and connected network,” said Githesh Ramamurthy, Chairman & CEO of CCC.

“The growing momentum of CCC® Estimate – STP with insurance carriers and the increased use of our diagnostics-related capabilities by repair shops are just two examples of how our continued focus on innovation is helping our clients address the macro headwinds of inflation, supply chain issues, labor shortages, and vehicle complexity,” continued Ramamurthy.

Second Quarter 2022 Financial Highlights

Revenue

•
Total revenue was $192.8 million for the second quarter of 2022, an increase of 16% from $166.8 million for the second quarter of 2021.

Profitability

•
GAAP gross profit was $139.9 million, representing a gross profit margin of 73%, for the second quarter of 2022, compared with $121.3 million, representing a gross profit margin of 73%, for the second quarter of 2021. Adjusted gross profit was $148.4 million, representing an adjusted gross profit margin of 77%, for the second quarter of 2022, compared with $128.0 million, representing an adjusted gross profit margin of 77%, for the second quarter of 2021.
•
GAAP operating income was $12.5 million for the second quarter of 2022, compared with GAAP operating income of $22.0 million for the second quarter of 2021. Adjusted operating income was $66.7 million for the second quarter of 2022, compared with adjusted operating income of $54.8 million for the second quarter of 2021.
•
GAAP net income was $15.6 million for the second quarter of 2022, compared with GAAP net income of $3.8 million for the second quarter of 2021. Adjusted net income was $37.4 million for the second quarter of 2022, compared with $26.3 million for the second quarter of 2021.
•
Adjusted EBITDA was $73.4 million for the second quarter of 2022, compared with adjusted EBITDA of $60.1 million for the second quarter of 2021. Adjusted EBITDA grew 22% in the second quarter of 2022 as compared to the second quarter of 2021.

Liquidity

•
CCC had $227.6 million in cash and cash equivalents and $796.0 million of total debt on June 30, 2022. The Company generated cash from operating activities of $40.8 million in the second quarter of 2022, compared with $21.6 million in the second quarter of 2021. The Company generated free cash flow of $29.6 million in the second quarter of 2022, compared with $13.1 million in the second quarter of 2021.

The information presented above includes non-GAAP financial measures such as “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating income,” “adjusted net income,” “adjusted EBITDA,” and “free cash flow.” Refer to “Non-GAAP Financial Measures” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

2nd Quarter and Recent Business Highlights

•
Increased to 11 the total number of insurance carriers using CCC® Estimate - STP, the first touchless line-level estimating experience in the industry that uses advanced AI and insurer-driven rules to automatically initiate and populate detailed and actionable estimates in seconds. These 11 carriers include the majority of the top-10 auto insurers in the US by direct written premium and therefore represent a sizeable portion of US auto insurance claim volume. Notably, these 11 carriers made their decisions within 8 months of our initial customer win in November 2021 and are at various stages of rollout.
•
Announced that AirPro Diagnostics, a leading service provider of remote scanning, diagnostics, programming and ADAS calibration solutions to the auto body collision industry, has become part of the CCC® Diagnostics network. CCC®

Diagnostics simplifies the process of importing the diagnostic report and provider invoice directly into CCC ONE® as part of the repair shop’s workflow. AirPro Diagnostics joins Opus, asTech, and Honda in integrating their diagnostics solutions directly into CCC ONE®, the leading collision repair platform used by 27,500 repair facilities nationwide.
•
In May 2022, CCC resumed its annual in-person customer conference spanning insurers, repair facilities, OEMs, parts suppliers, and more. Over 300 clients attended this 4-day event in Colorado Springs. The event included industry-based Advisory Council meetings, product demos in the Tech Showcase, and presentations from industry thought leaders.

Business Outlook

Based on information as of today, August 4, 2022, the Company is issuing the following financial guidance:

Revenue	$194 million to $196 million	$773 million to $777 million

Adjusted EBITDA	$72 million to $74 million	$294 million to $298 million

Conference Call Information

CCC will host a conference call today, August 4, 2022, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and financial guidance. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at https://ir.cccis.com, and a replay will be archived on the website as well.

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc., a subsidiary of CCC Intelligent Solutions Holdings Inc. (NYSE: CCCS), is a leading SaaS platform for the multi-trillion-dollar P&C insurance economy powering operations for insurers, repairers, automakers, part suppliers, lenders, and more. CCC cloud technology connects more than 30,000 businesses digitizing mission-critical workflows, commerce, and customer experiences. A trusted leader in AI, IoT, customer experience, network and workflow management, CCC delivers innovations that keep people’s lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding future events, goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, our revenues, the concentration of our customers and the ability to retain our current customers; our ability to negotiate with our customers on favorable terms; our ability to maintain and grow our brand and reputation cost-effectively; the execution of our growth strategy; the impact of COVID-19 on our business and results of operations; our projected financial information, growth rate and market opportunity; the health of our industry, claim volumes, and market conditions; changes in the insurance and automotive collision industries, including the adoption of new technologies; global economic conditions and geopolitical events; competition in our market and our ability to retain and grow market share; our ability to develop, introduce and market new enhanced versions of our solutions and products; our sales and implementation cycles; the ability of our research and development efforts to create significant new revenue streams; changes in applicable laws or regulations; changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries; currency fluctuations; our reliance on third-party data, technology and intellectual property; our ability to protect our intellectual property; our ability to keep our data and information systems secure from data security breaches; our ability to acquire or invest in companies or pursue business partnerships, which may divert our management’s attention or result in dilution to our stockholders, and we may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions, investments or partnership; our ability to raise financing in the future and improve our capital structure; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our financial performance; our ability to expand or maintain its existing customer base; our ability to service our indebtedness; and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”), which can be obtained, without charge, at the SEC’s website (www.sec.gov), and in our other filings with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including, but not limited to, “adjusted EBITDA,” “adjusted net income,” “adjusted operating income,” “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating expenses,” and “free cash flow” in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s calculation of these non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

This press release also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included for these projections.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Director Public Relations, CCC Intelligent Solutions Inc.

mhellyar@cccis.com

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	227,640	182,544
Accounts receivable—Net of allowances of $4,296 and $3,791 for June 30, 2022 and December 31, 2021, respectively	82,816	78,793
Income taxes receivable	71	318
Deferred contract costs	16,021	15,069
Other current assets	30,640	46,181
Total current assets	357,188	322,905
SOFTWARE, EQUIPMENT, AND PROPERTY—Net	143,629	135,845
OPERATING LEASE ASSETS	33,615	37,234
INTANGIBLE ASSETS—Net	1,168,449	1,213,249
GOODWILL	1,494,267	1,466,884
DEFERRED FINANCING FEES, REVOLVER—Net	2,593	2,899
DEFERRED CONTRACT COSTS	19,869	22,117
EQUITY METHOD INVESTMENT	10,228	10,228
OTHER ASSETS	35,739	26,165
TOTAL	3,265,577	3,237,526
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	15,350	12,918
Accrued expenses	60,641	66,691
Income taxes payable	20,847	7,243
Current portion of long-term debt	8,000	8,000
Current portion of long-term licensing agreement—Net	2,788	2,703
Operating lease liabilities	4,137	8,052
Deferred revenues	33,298	31,042
Total current liabilities	145,061	136,649
LONG-TERM DEBT—Net	777,384	780,610
DEFERRED INCOME TAXES—Net	231,728	275,745
LONG-TERM LICENSING AGREEMENT—Net	32,213	33,629
OPERATING LEASE LIABILITIES	55,849	56,133
WARRANT LIABILITIES	39,338	62,478
OTHER LIABILITIES	2,859	5,785
Total liabilities	1,284,432	1,351,029
COMMITMENTS AND CONTINGENCIES (Notes 19 and 20)
MEZZANINE EQUITY:
Redeemable non-controlling interest	14,179	14,179
STOCKHOLDERS’ EQUITY:
Preferred stock—$0.0001 par; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$0.0001 par; 5,000,000,000 shares authorized; 615,501,951 and 609,768,296 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	62	61
Additional paid-in capital	2,686,326	2,618,924
Accumulated deficit	(718,813)	(746,352)
Accumulated other comprehensive loss	(609)	(315)
Total stockholders’ equity	1,966,966	1,872,318
TOTAL	3,265,577	3,237,526

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
REVENUES	$192,786	$166,789	$379,609	$324,578
COST OF REVENUES
Cost of revenues, exclusive of amortization of acquired technologies	46,095	38,932	88,795	76,945
Amortization of acquired technologies	6,750	6,580	13,445	13,160
Total cost of revenues	52,845	45,512	102,240	90,105
GROSS PROFIT	139,941	121,277	277,369	234,473
OPERATING EXPENSES:
Research and development	38,758	31,253	74,438	61,877
Selling and marketing	31,091	21,551	57,894	40,968
General and administrative	39,509	28,394	83,717	66,233
Amortization of intangible assets	18,066	18,078	36,146	36,155
Total operating expenses	127,424	99,276	252,195	205,233
OPERATING INCOME	12,517	22,001	25,174	29,240
INTEREST EXPENSE	(7,944)	(18,903)	(15,285)	(37,669)
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS	—	3,089	—	6,366
GAIN ON SALE OF COST METHOD INVESTMENT	—	—	3,578	—
CHANGE IN FAIR VALUE OF WARRANT LIABILITIES	21,004	—	23,140	—
OTHER INCOME — Net	112	4	194	91
PRETAX INCOME (LOSS)	25,689	6,191	36,801	(1,972)
INCOME TAX (PROVISION) BENEFIT	(10,125)	(2,375)	(9,262)	704
NET INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	15,564	3,816	27,539	(1,268)
Less: net income (loss) attributable to non-controlling interest	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC.	$15,564	$3,816	$27,539	$(1,268)
Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$0.01	$0.05	$(0.00)
Diluted	$0.02	$0.01	$0.04	$(0.00)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	605,948,628	505,430,380	604,534,589	505,252,635
Diluted	639,964,696	523,687,498	640,650,297	505,252,635
COMPREHENSIVE INCOME (LOSS):
Net income (loss) including non-controlling interest	15,564	3,816	27,539	(1,268)
Other comprehensive income (loss)—Foreign currency translation adjustment	(303)	(36)	(294)	(29)
COMPREHENSIVE INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	15,261	3,780	27,245	(1,297)
Less: comprehensive income (loss) attributable to non-controlling interest	—	—	—	—
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC.	$15,261	$3,780	$27,245	$(1,297)

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27,539	$(1,268)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of software, equipment, and property	13,490	10,472
Amortization of intangible assets	49,591	49,315
Deferred income taxes	(43,703)	(11,068)
Stock-based compensation	52,047	15,537
Amortization of deferred financing fees	949	2,321
Amortization of discount on debt	131	392
Change in fair value of interest rate swaps	—	(6,366)
Change in fair value of warrant liabilities	(23,140)	—
Non-cash lease expense	2,152	3,667
Loss on disposal of software, equipment and property	795	—
Gain on sale of cost method investment	(3,578)	—
Other	47	34
Changes in:
Accounts receivable—Net	(4,027)	(7,749)
Deferred contract costs	(952)	(765)
Other current assets	15,463	(1,937)
Deferred contract costs—Non-current	2,248	(1,597)
Other assets	(9,935)	1,699
Operating lease assets	1,576	3,410
Income taxes	13,851	(43)
Accounts payable	3,204	3,613
Accrued expenses	(7,949)	4,031
Operating lease liabilities	(4,308)	(3,900)
Deferred revenues	2,256	2,303
Other liabilities	(62)	(2,281)
Net cash provided by operating activities	87,685	59,820
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software, equipment, and property	(25,469)	(13,158)
Acquisition of Safekeep, Inc., net of cash acquired	(32,242)	—
Purchase of equity method investment	—	(10,189)
Proceeds from sale of cost method investment	3,892	—
Purchase of intangible asset	—	(49)
Net cash used in investing activities	(53,819)	(23,396)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(4,000)	(6,923)
Proceeds from issuance of common stock	—	1,007
Proceeds from exercise of stock options	15,511	503
Dividends to CCCIS stockholders	—	(134,549)
Net cash provided by (used in) financing activities	11,511	(139,962)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(281)	(74)
NET CHANGE IN CASH AND CASH EQUIVALENTS	45,096	(103,612)
CASH AND CASH EQUIVALENTS:
Beginning of period	182,544	162,118
End of period	$227,640	$58,506
NONCASH INVESTING AND FINANCING ACTIVITIES:
Unpaid liability related to software, equipment, and property	$—	$5,752
Contingent consideration related to business acquisition	$200	$—
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$14,153	$35,020
Cash paid for income taxes—Net	$38,946	$10,409

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands, except profit margin percentage data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in thousands, except percentages)	2022	2021	2022	2021
Gross Profit	$139,941	$121,277	$277,369	$234,473
Amortization of acquired technologies	6,750	6,580	13,445	13,160
Stock-based compensation and related employer payroll tax	1,680	176	2,613	394
Adjusted Gross Profit	$148,371	$128,033	$293,427	$248,027
Gross Profit Margin	73%	73%	73%	72%
Adjusted Gross Profit Margin	77%	77%	77%	76%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Operating expenses	$127,424	$99,276	$252,195	$205,233
Stock-based compensation expense and related employer payroll tax	(26,973)	(2,707)	(50,695)	(15,143)
Lease abandonment	—	(925)	(1,338)	(1,850)
Lease overlap costs	—	(909)	(1,222)	(1,817)
Net income (costs) related to divestiture	6	(1,494)	(53)	(2,266)
Business combination transaction and related costs	(324)	(1,953)	(1,056)	(4,955)
M&A and integration costs	(348)	—	(1,756)	—
Amortization of intangible assets	(18,066)	(18,078)	(36,146)	(36,155)
Adjusted operating expenses	$81,719	$73,210	$159,929	$143,047

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

(dollar amounts in thousands)	2022	2021	2022	2021
Operating income	$12,517	$22,001	$25,174	$29,240
Stock-based compensation expense and related employer payroll tax	28,653	2,883	53,308	15,537
Lease abandonment	—	925	1,338	1,850
Lease overlap costs	—	909	1,222	1,817
Net (income) costs related to divestiture	(6)	1,494	53	2,266
Business combination transaction and related costs	324	1,953	1,056	4,955
Amortization of intangible assets	18,066	18,078	36,146	36,155
M&A and integration costs	348	—	1,756	—
Amortization of acquired technologies—Cost of revenue	6,750	6,580	13,445	13,160
Adjusted operating income	$66,652	$54,823	$133,498	$104,980

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands, except for EBITDA margin percentage data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Net income (loss)	$15,564	$3,816	$27,539	$(1,268)
Interest expense	7,944	18,903	15,285	37,669
Income tax provision (benefit)	10,125	2,375	9,262	(704)
Amortization of intangible assets	18,066	18,078	36,146	36,155
Amortization of acquired technologies—Cost of revenue	6,750	6,580	13,445	13,160
Depreciation and amortization of software, equipment and property	6,683	5,314	13,490	10,467
EBITDA	65,132	55,066	115,167	95,479
Change in fair value of interest rate swaps	—	(3,089)	—	(6,366)
Change in fair value of warrant liabilities	(21,004)	—	(23,140)	—
Stock-based compensation expense and related employer payroll tax	28,653	2,883	53,308	15,537
Business combination transaction and related costs	324	1,953	1,056	4,955
Lease abandonment	—	925	1,338	1,850
Lease overlap costs	—	909	1,222	1,817
Net (income) costs related to divestiture	(6)	1,494	53	2,266
M&A and integration costs	348	—	1,756	—
Gain on sale of cost method investment	—	—	(3,578)	—
Adjusted EBITDA	$73,447	$60,141	$147,182	$115,538
Adjusted EBITDA Margin	38.1%	36.1%	38.8%	35.6%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Net income (loss)	$15,564	$3,816	$27,539	$(1,268)
Amortization of intangible assets	18,066	18,078	36,146	36,155
Amortization of acquired technologies— Cost of revenue	6,750	6,580	13,445	13,160
Change in fair value of interest rate swaps	—	(3,089)	—	(6,366)
Change in fair value of warrant liabilities	(21,004)	—	(23,140)	—
Stock-based compensation expense and related employer payroll tax	28,653	2,883	53,308	15,537
Business combination transaction and related costs	324	1,953	1,056	4,955
Lease abandonment	—	925	1,338	1,850
Lease overlap costs	—	909	1,222	1,817
Net (income) costs related to divestiture	(6)	1,494	53	2,266
M&A and integration costs	348	—	1,756	—
Gain on sale of cost method investment	—	—	(3,578)	—
Tax effect of adjustments	(11,287)	(7,223)	(22,867)	(16,774)
Adjusted net income	$37,408	$26,326	$86,278	$51,332
Adjusted net income per share attributable to common stockholders:
Basic	$0.06	$0.05	$0.14	$0.10
Diluted	$0.06	$0.05	$0.13	$0.10
Weighted average shares outstanding:
Basic	605,948,628	505,430,380	604,534,589	505,252,635
Diluted	639,964,696	523,687,498	640,650,297	523,438,612

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$40,820	$21,586	$87,685	$59,820
Less: Purchases of software, equipment, and property	(11,189)	(8,521)	(25,469)	(13,158)
Less: Purchase of intangible assets	—	—	—	(49)
Free Cash Flow	$29,631	$13,065	$62,216	$46,613